China Wind Systems Appoints New Chief Financial Officer and Controller

Press Release Source: China Wind Systems, Inc. On Tuesday January 4, 2011, 10:00 am EST

WUXI, China, Jan. 4, 2011 /PRNewswire-Asia/ — China Wind Systems, Inc. (Nasdaq: CWS), ("China Wind Systems" or the "Company"), a leading supplier of forged products and industrial equipment to the wind power and other industries in China, today announced that the Company has appointed Mr. Fernando Liu, CPA, as its Chief Financial Officer, effective January 1, 2011.

Prior to joining China Wind Systems, Mr. Liu served as China Region President of Barron Partners LP, an investment fund which is primarily focused on the clean energy and China sector. Barron Partners is an investor in the Company. Previously, Mr. Liu worked at Eos Funds, an investment fund primarily focused on small and mid-sized companies in China.  Mr. Liu holds a Bachelor of Commerce degree in Accounting and Finance from the University of British Columbia and is a U.S. Certified Public Accountant. He also served for six years in the Primary Reserve of the Canadian Armed Forces.

Mr. Liu replaces Ms. Teresa Zhang, who resigned from her position as the Company's Chief Financial Officer for personal reasons, effective December 28, 2010. Ms. Zhang's resignation is not in connection with any disagreement with the Company regarding financial, accounting, or other practices.

Mr. Jianhua Wu, Chairman and Chief Executive Officer of China Wind Systems, stated, "Mr. Liu, a certified public accountant, brings a wealth of expertise in corporate finance, the capital markets, the clean energy sector, and Western and China business practices to China Wind Systems. We look forward to benefiting from his contributions as we grow our business and expand our capabilities."

"I am excited to be joining China Wind Systems and helping to accelerate the Company's expansion in China's large and fast growing wind industry," stated Mr. Liu. "I look forward to assisting the Company in fulfilling its strategic and financial goals. In addition, I plan to contribute to seek to optimize the Company's operations and explore additional clean technology opportunities, such as the solar energy market."

The Company also announced it hired Ms. Ana Liu, Chartered Accountant, as Controller, effective January 1, 2011, to assist the Company in complying with the financial reporting and control requirements of Article 404 of the Sarbanes-Oxley Act.  Ms. Liu is Mr. Liu's sister. Prior to joining the Company, Ms. Liu served as a Senior Accountant at SAP, a provider of business software solutions; and as an auditor at the accounting firm of Wolrige Mahon LLP. She holds a Bachelor of Commerce degree in Accounting and Transportation and Logistics from the University of British Columbia and is a Canadian Chartered Accountant. The Contoller is not an executive officer of the Company.

Mr. Wu concluded, "We appreciate Ms. Zhang's contributions as our Chief Financial Officer. She has been a highly valued member of our team and we wish her all the best in her future endeavors."

About China Wind Systems, Inc.

China Wind Systems supplies forged rolled rings to the wind power and other industries and industrial equipment to the textile industry in China. With its new state-of-the-art production facility, the Company has increased its production and shipment of high-precision rolled rings and other essential components primarily to the wind power and other industries. For more information on the Company, visit http://www.chinawindsystems.com. Information on the Company's Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company Contact:	Investor Relations Contact:
Mr. Fernando Liu	Mr. Athan Dounis
Chief Financial Officer	Account Manager
China Wind Systems, Inc.	CCG Investor Relations
Tel: + 86-13761347367	Tel: +1-646-213-1916
Email: fol@chinawindsystems.com	Email: athan.dounis@ccgir.com
Web: www.chinawindsystems.com	Web: www.ccgirasia.com